Exhibit 10.2

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER, AT THE BORROWER’S EXPENSE), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Total Principal Amount: $___ 000,000.00	Issue Date: October __, 2021

PROMISSORY NOTE

FOR VALUE RECEIVED, Unique Logistics International, Inc., a Nevada corporation, maintaining an address at 154-09 146th Avenue, Jamaica NY 11434 (hereinafter called “Borrower”), hereby promises to pay to the order of [Holder Name], maintaining an address at [Holder Address] (“Holder”) without demand, the sum of up to _____ Million Dollars ($___000,000.00) (“Principal Amount”), with interest accruing thereon, on March 31, 2022 (the “Maturity Date”), subject to acceleration as described below.

This Note is one of a series of notes (the “Other Note(s)”) that have been issued into pursuant to the terms of a securities purchase agreement of even date herewith (the “Purchase Agreement”) the Borrower, Holder and other Purchaser (“Other Holder” identified therein and is subject to the terms thereof, including the negative covenants in Section 4.11 therein). Capitalized terms not defined herein shall have the meanings set forth in the Purchase Agreement.

ARTICLE I

GENERAL PROVISIONS

1.1 Interest Rate. Interest on this Note shall initially accrue on the outstanding Principal Amount at a rate equal to twelve (12)% per annum during the first 120 calendar days following the issuance date of this Note (“Issue Date”). Commencing 121 days following the Issue Date and continuing thereafter, absent an Event of Default, interest shall accrue on the outstanding Principal Amount at a rate equal to eighteen (18)% per annum. The Principal Amount and all accrued Interest shall become due and payable on the Maturity Date, or sooner as described below. Upon the occurrence of any Event of Default, (as defined in Article III), including at any time following the Maturity Date, default interest rate equal to twenty four percent (24%) per annum shall be in effect as to all unpaid Principal Amount outstanding pursuant to this Note.

1.2 Minimum Interest. The Borrower shall pay a minimum interest payment equal to twelve percent (12%) on the Principal Amount, or $120,000 (“Minimum Interest Payment”) notwithstanding whether the Note is prepaid pursuant to Section 1.3, or if accelerated upon an Event of Default, or otherwise.

1.3 Prepayment. The Borrower may prepay this Note at any time in whole or in part by making a payment equal to (a) the Principal Amount owed under this Note plus (b) the greater of: (i) all accrued and unpaid interest, or (ii) the Minimum Interest Payment. All payments made will be credited first towards interest and then to the Principal Amount.

1.4 Tender. This Note, including all principal and interest owed thereon, may be tendered as payment by the Holder, for any securities issued by the Borrower.

ARTICLE II

EVENT OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”) occurring after Closing and not otherwise disclosed and excluded in the Purchase Agreement and schedules thereto, shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment or grace period, all of which hereby are expressly waived, except as set forth below:

2.1 Failure to Pay Principal or Interest. The Borrower fails to pay any installment of the Principal Amount or interest under this Note when due or fails to pay any sums due under this Note within five (5) days after such amounts are due.

2.2 Breach of Covenant. The Borrower breaches any material covenant or other term or condition of the Purchase Agreement, including but not limited to Section 4.2 and Section 4.11 of the Purchase Agreement, or of this Note.

2.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, or in the Purchase Agreement, shall be false or misleading as of the date made and the Closing Date.

2.4 Liquidation. Any dissolution, liquidation or winding up by Borrower of a substantial portion of its business.

2.5 Cessation of Operations. Any cessation of operations by Borrower.

2.6 Maintenance of Assets. The failure by Borrower to maintain any material intellectual property rights, personal, real property, equipment, leases or other assets which are necessary to conduct its business (whether now or in the future) and such breach is not cured with fifteen (15) days after written notice to the Borrower from the Holder.

2.7 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

2.8 Judgments. Any money judgment, writ or similar final process shall be entered or made in a non-appealable adjudication against Borrower or any of its property or other assets for more than $250,000 in excess of the Borrower’s insurance coverage, unless stayed vacated or satisfied within thirty (30) days.

2.9 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower.

2.10 Non-Payment. A default by the Borrower under any one or more obligations in an aggregate monetary amount in excess of $250,000 for more than twenty (20) days after the due date, unless the Borrower is contesting the validity of such obligation in good faith.

2.12 Cross Default. An event of default shall occur under any Other Note or under any agreement between the Borrower and the Holder of any Other Note.

RESERVED

ARTICLE III

MISCELLANEOUS

3.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

3.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

3.3 Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

3.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. The Borrower may not assign its obligations under this Note.

3.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

3.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement must be brought only in the civil or state courts of New York or in the federal courts located in the New York County, New York . Borrower, Holder, and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other decision in favor of the Holder.

3.7 Maximum Payments. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Borrower under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Borrower may be obligated to pay under the Transaction Documents exceed such Maximum Rate. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the Maximum Rate. In the event that the rate of interest required to be paid or other charges hereunder exceed the Maximum Rate permitted by applicable law, any payments in excess of such Maximum Rate shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower. To the extent it may lawfully do so, the Borrower hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by Holder in order to enforce any right or remedy under any Transaction Document. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the Initial Closing Date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Borrower to Holder with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by Holder to the unpaid principal balance of any such indebtedness or be refunded to the Borrower, the manner of handling such excess to be at Holder’s election.

3.8 Non-Business Days. Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

3.9 Facsimile Signature. In the event that the Borrower’s signature is delivered by facsimile transmission, PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the Borrower with the same force and effect as if such signature page were an original thereof.

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of October __, 2021.

Unique Logistics International, Inc.

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